UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 29, 2017

FORESTAR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6300 Bee Cave Road, Building Two, Suite 500, Austin, Texas 78746

(Address of principal executive offices, including zip code)

(512) 433-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.       Entry into a Material Definitive Agreement.

Merger Agreement

On June 29, 2017, Forestar Group Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with D.R. Horton, Inc., a Delaware corporation (“D.R. Horton”), and Force Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of D.R. Horton (“Merger Sub”).

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Company”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $1.00 per share (“Company Common Stock”) will be converted into the right to receive, either

(i) an amount in cash per share of Company Common Stock equal to $17.75 (the “Cash Consideration”); or

(ii) one share of common stock of the Surviving Company (the “Surviving Company Common Stock”),

in each case at the election of the holder of such share of Company Common Stock, subject to proration procedures applicable to oversubscription and undersubscription for Cash Consideration by stockholders. The aggregate amount of Cash Consideration will equal $558,256,373.

Subject to the terms of the Merger Agreement, at the Effective Time, each award made or otherwise denominated in shares of Company Common Stock (an “Equity Award”) that is outstanding immediately prior to the Effective Time under the Company’s benefit plans shall be cancelled and of no further force or effect as of the Effective Time. In exchange for the cancellation of such Equity Award, the holder of such Equity Award shall receive from the Surviving Company the Cash Consideration for each share of Company Common Stock underlying such Equity Award (plus payment of cash of all accrued dividend equivalents, if any, with respect to such Equity Awards and, in the case of Equity Awards that are stock options or stock appreciation rights, less the aggregate exercise or strike price thereunder, but not less than $0), whether or not otherwise vested as of the Effective Time. With respect to any Company market-leveraged stock units, the number of shares of Company Common Stock subject to such Equity Awards shall be determined pursuant to the terms set forth in the applicable award agreements and based on a per share value equal to $17.75 plus reinvested dividends, if any.

Immediately following the Merger, subject to the terms of the Merger Agreement, it is expected that D.R. Horton will hold shares of Surviving Company Common Stock representing approximately 75% of the outstanding shares of Surviving Company Common Stock and the former stockholders of the Company will hold, collectively, shares of Surviving Company Common Stock collectively representing approximately 25% of the outstanding shares of Surviving Company Common Stock.

Consummation of the Merger is subject to various closing conditions, including but not limited to (i) approval of the Merger Agreement by holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the Merger, (ii) the absence of any law or order prohibiting the Merger, (iii) the number of dissenting shares shall represent less than 20% of the shares of Company Common Stock outstanding immediately prior to closing, (iv) the effectiveness of the Company’s registration statement on Form S-4 to register the shares of Surviving Company Common Stock to be issued in the Merger and approval for listing on the New York Stock Exchange of the Surviving Company Common Stock to be issued in the Merger, and (v) the absence of a Company Material Adverse Effect, as defined in the Merger Agreement.

The parties to the Merger Agreement have each made customary representations and warranties. The Company has agreed to various covenants and agreements, including, among others, (i) the Company’s agreement to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, and (ii) the Company’s agreement to not solicit proposals relating to alternative transactions to the Merger or engage in discussions or negotiations with respect thereto, subject to certain exceptions. Each of the Company, D.R. Horton and Merger Sub have agreed to various mutual covenants and agreements, including, among others, (x) each party’s agreement to use reasonable best efforts to take all actions necessary to consummate and make effective the Merger as promptly as practicable, and (y) each party’s agreement to give prompt notice to the other of the occurrence, or failure to occur, of any event, which occurrence or failure to occur is reasonably likely to cause failures of certain representations and warranties to be true and correct or to cause material failure to satisfy a covenant, condition, or agreement to be complied with under the Merger Agreement.

The Merger Agreement contains specified termination rights for the Company and D.R. Horton, including a mutual termination right in the event that the Merger is not consummated by January 25, 2018. The Company must pay D.R. Horton a $20,000,000 termination fee if D.R. Horton terminates the Merger Agreement following a change of recommendation, or failure to reaffirm the recommendation, of the Merger by the Company’s board of directors (the “Board”), or if the Company terminates the Merger Agreement to enter into a definitive agreement with a third party with respect to a superior proposal, as set forth in, and subject to the conditions of, the Merger Agreement. Under certain additional circumstances described in the Merger Agreement, the Company must also pay D.R. Horton a $20,000,000 termination fee if the Merger Agreement is terminated in certain specified circumstances while an alternative acquisition proposal to the Merger has been publicly made or communicated to the Board and not withdrawn and, within twelve months following such termination, the Company enters into a definitive agreement with respect to a business combination transaction of the type described in the relevant provisions of the Merger Agreement, or such a transaction is consummated. The Merger Agreement further provides that, upon termination of the Merger Agreement (i) in the event the Company’s stockholders do not approve the Merger, or (ii) by D.R. Horton in certain circumstances involving a material breach by the Company of any of its representations, warranties or covenants under the Merger Agreement, the Company will be required to pay to D.R. Horton up to $4,000,000 for expenses incurred by D.R. Horton (with such payment credited to any termination fee subsequently paid by the Company).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. It is not intended to provide any factual information about the Company, D.R. Horton or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, D.R. Horton or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Stockholder’s Agreement

In connection with to the Merger Agreement, the Company and D.R. Horton entered into a Stockholder’s Agreement, dated as of June 29, 2017 (the “Stockholder’s Agreement”), the terms of which shall become effective as of the Effective Time. Under the terms of the Stockholder’s Agreement, as of immediately following the Effective Time, and during the Lock-Up Period (as defined below), the Board shall have five directors, comprised of four individuals designated by D.R. Horton (which shall include the Executive Chairman of the Company and at least two independent directors) and one individual from the current Board designated by mutual agreement of the Company and D.R. Horton prior to the Effective Time, with D.R. Horton’s agreement not to be unreasonably withheld (the “Legacy Director”) or his replacement. Thereafter, at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Board shall have five directors unless otherwise agreed in writing between the Company (as approved by a majority of the independent directors) and D.R. Horton, and D.R. Horton will have the right to designate a number of directors equal to the percentage of the voting securities of the Company beneficially owned by D.R. Horton and its affiliates multiplied by the total number of directors that the Company would have if there were no vacancies, rounded up to the nearest whole number (and in any event not less than one). The Company and D.R. Horton have also each agreed to use their reasonable best efforts to cause at least three of the directors to be considered to be considered “independent” under the rules of the SEC and under applicable listing standards.

In addition, at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, no committee of the Board shall have more than three members unless otherwise agreed in writing between the Company (as approved by a majority of the independent directors) and D.R. Horton, and each committee of the Board shall include in its membership (i) a number of D.R. Horton designees equal to the percentage of the voting securities of the Company beneficially owned by D.R Horton and its affiliates multiplied by the total number of members that such committee would have if there were no vacancies on such committee, rounded up to the nearest whole number (and in any event not less than one) and (ii) at least one member not designated by D.R. Horton. In addition, at all times when D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Board shall maintain a Nominating and Governance Committee, and the Legacy Director shall be a member of the Nominating and Governance committee for so long as the Legacy Director serves on the Board. During the Lock-Up Period, the Nominating and Governance Committee shall have three members, including the Legacy Director (as long as the Legacy Director is then on the Board) and at least one additional independent director.

The Company has also agreed to establish and maintain an investment committee (which will not be considered a committee of the Board) (the “Investment Committee”), the members of which shall be officers or employees of the Company who are (A) experienced professionals in the land acquisition and development business or (B) the chief executive officer, the chief financial officer, the general counsel or the president of community development (or any person serving in an equivalent role). The Executive Chairman of the Company shall be a member of the Investment Committee at all times. The other members of the Investment Committee will be appointed by the Nominating and Governance Committee. The Investment Committee will be vested with sole responsibility over investment decisions of the Company involving capital expenditures of $20,000,000 or less (each, an “Investment Committee Approval Transaction”). All decisions of the Investment Committee will require the approval of a majority of the members of the Investment Committee. Any investment decision that does not involve an Investment Committee Approval Transaction will be subject to approval by the Board.

For so long as D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company, the Company and its subsidiaries may not take any of the following actions without the prior written consent of D.R. Horton: (i) declare or make any extraordinary or in-kind dividend other than a dividend on a pro rata basis; (ii) issue any new class of equity or voting securities; (iii) issue equity or equity-linked securities or voting securities (A) in the case of securities issued as employee compensation, constituting 1% or more of the then outstanding shares of Company Common Stock in any calendar year or (B) in any case, constituting 10% or more of the then-outstanding number of shares of Company Common Stock; (iv) incur indebtedness above certain levels; (v) select, terminate or remove certain key officers or change their compensation arrangements; (vi) make or approve any fundamental change in the Company’s business of developing residential and mixed-use real estate; (vii) acquire assets or enter into mergers or similar acquisitions involving capital expenditures in excess of $20,000,000; (viii) effect or approve any voluntary liquidation, dissolution or winding-up or certain events of bankruptcy or insolvency; (ix) enter into any strategic alliance or commercial agreement of a nature similar to the Master Supply Agreement (as defined below) with a person other than D.R. Horton; or (x) effect any election of a settlement of the Company’s 3.75% Convertible Senior Notes due 2020 in connection with an election to convert the notes by a holder thereof.

In addition, at all times when D.R. Horton and its affiliates beneficially own 35% or more of the voting securities of the Company, the Company and its subsidiaries may not take any of the following actions without approval of a majority of the independent directors who are not also affiliated with D.R. Horton: (i) enter into, amend, modify, terminate or approve any transaction between the Company or any of its subsidiaries, on one hand, and D.R. Horton or any of its affiliates, on the other hand, or enter into any waiver, consent or election thereunder (other than an Investment Committee Approval Transaction); (ii) amend, modify or terminate, or enter into any waiver, consent or election under, the Stockholder’s Agreement or enter into any merger or business combination with D.R. Horton or any of its affiliates; (iii) enter into any merger, business combination or similar transaction in which D.R Horton receives consideration for its Company Common Stock of greater value or in a different form than other Company stockholders; or (iv) settle any claim between the Company and D.R Horton (other than an Investment Committee Approval Transaction).

For so long as D.R. Horton and its affiliates beneficially own 20% or more of the voting securities of the Company, the Company may not amend its or its subsidiaries’ organizational documents in any manner that could adversely affect the rights of D.R. Horton under the Stockholder’s Agreement. In addition, Forestar may not amend its or its subsidiaries’ organizational documents in any manner that could adversely affect the rights or of the other Company stockholders under the Stockholder’s Agreement.

D.R. Horton has agreed to certain lock-up and standstill provisions for a period of 15 months following the Effective Time (the “Lock-Up Period”). During the Lock-Up Period, D.R. Horton generally may not (subject to customary exceptions) transfer shares of Company Common Stock, other than transfers of up to one-third of the aggregate amount of shares of Company Common Stock beneficially held by D.R. Horton and its subsidiaries as of immediately following the Effective Time in an offering that is not registered under the Securities Act of 1933, as amended, to transferees agreeing to be bound by the lock-up provisions in the Stockholder’s Agreement. In addition, during the Lock-Up Period, D.R. Horton and its affiliates generally may not (subject to customary exceptions) participate in any transactions that would result in D.R. Horton and its affiliates beneficially owning more than 80% of the voting power of the Company Common Stock, provided that D.R. Horton is permitted, under certain conditions, to make private proposals to the non-D.R. Horton affiliated directors on the Board. Any proposal by D.R. Horton to acquire all of the shares of Company Common Stock must be (i) subject to review, evaluation and prior written approval of a majority of the independent directors, and (ii) submitted for approval to the Company’s stockholders, with a nonwaivable condition that a majority of the voting power of the non-D.R. Horton stockholders approve the transaction.

Except in certain cases, D.R. Horton has a pre-emptive right (but not the obligation) to participate in any issuance of equity or other securities of the Company by purchasing up to D.R. Horton’s and its subsidiaries’ pro rata portion of such equity or securities at the price and otherwise upon the same terms and conditions as offered to other investors.

The Stockholder’s Agreement provides for customary registration rights with respect to Company Common Stock held by D.R. Horton, its affiliates and their permitted transferees. Pursuant to such registration rights, the Company has agreed to file, prior to expiration of the Lock-Up Period, and to use its reasonable best efforts to make and keep effective, a shelf registration statement permitting the resale of Company Common Stock by D.R. Horton, it affiliates and their permitted transferees. In addition, after expiration of the Lock-Up Period, D.R. Horton has the right, subject to certain limitations, to require the Company to register D.R. Horton’s Company Common Stock for resale. D.R. Horton also has piggyback registration rights in connection with offerings of Company Common Stock by the Company or other stockholders.  The Stockholder’s Agreement also provides that D.R. Horton and its affiliates will not be prohibited from engaging in business opportunities independently of the Company unless the opportunity is offered to an individual who is both an affiliate of D.R. Horton and an officer or director of the Company and the offer is made in writing to the individual in his or her capacity as an officer or director of the Company.

The Stockholder’s Agreement shall terminate upon termination of the Merger Agreement or on the first day that D.R. Horton and its affiliates beneficially own less than 15% of the voting securities of the Company, provided that the provisions of the Stockholder’s Agreement relating to D.R. Horton’s registration rights, the waiver of business opportunities and certain customary provisions will survive the termination of the Stockholder’s Agreement after the Effective Time.

The foregoing summary of the Stockholder’s Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stockholder’s

Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Master Supply Agreement

In connection with the Merger Agreement, the Company and D.R. Horton entered into a Master Supply Agreement, dated as of June 29, 2017 (the “Master Supply Agreement”).  The terms of the Master Supply Agreement become effective as of the closing of the Merger, and unless earlier terminated, continue until the earlier of (a) the date that D.R. Horton and its affiliates beneficially own less than 15% of the voting securities of the Company and (b) June 29, 2037.

Under the Master Supply Agreement, the Company will present to D.R. Horton all lot development opportunities (subject to certain exceptions) that the Company desires to acquire and develop that have been approved or conditionally approved by the Investment Committee (a “Forestar Sourced Opportunity”); and D.R. Horton shall have the right, but not the obligation, to present the Company with lot development opportunities that D.R. Horton desires to acquire for development (if presented to the Company, a “D.R. Horton Sourced Opportunity”).

The following opportunities are excluded from Forestar Sourced Opportunities: (a) any opportunities, developments or ventures owned, under contract, the subject of a letter of intent or otherwise being pursued, by the Company, as of the Effective Time, or (b) any opportunities presented to the Company by a third-party builder.

The Company and D.R. Horton will collaborate regarding all Forestar Sourced Opportunities and all D.R. Horton Sourced Opportunities, after considering current and future market conditions and dynamics.  If the parties agree to pursue a Forestar Sourced Opportunity or a D.R. Horton Sourced Opportunity, such agreement will be evidenced by a mutually agreed upon written development plan prepared at the direction of the Investment Committee (a “Development Plan”), addressing, among other things, the number, size, layout and projected price of lots, phasing, timing, amenities and entitlements, and are referred to as either a “Forestar Sourced Development” or a “D.R. Horton Sourced Development”, as the case may be.

D.R. Horton or its affiliates will have  (a) a right of first offer (“ROFO”) to buy up to 50% of the lots in the first phase (and in any subsequent phase in which D.R. Horton purchased at least 25% of the lots in the previous phase) in each Forestar Sourced Development; and (b) the right to purchase up to 100% of the lots in each D.R. Horton Sourced Development, at the then current fair market price and terms per lot, as mutually agreed to by the Company and D.R. Horton.  All lots in a Forestar Sourced Development in which a D.R. Horton affiliate participates as a buyer will be equitably allocated among D.R. Horton and any other builders in each phase taking into consideration the location, size and other attributes associated with the lots. The agreement evidencing the ROFO for the lots in the Forestar Sourced Development (the “ROFO Agreement”), and the purchase and sale agreement for the lots in the D.R. Horton Sourced Development (the “PSA”), will be negotiated, finalized and executed as a part of the Development Plan, and in all events the Development Plan will be finalized, and the ROFO Agreement will be negotiated, finalized and executed, prior to the expiration of the feasibility period in any contract to acquire a Forestar Sourced Development. D.R. Horton will assign to the Company on an “as-is”, “where-is basis” the contract to acquire a D.R. Horton Sourced Development after the finalization of the Development Plan and PSA for such D.R. Horton Sourced Development.

The Company, at its sole cost and expense, will perform and direct, through its employees, agents and contractors, all functions relative to diligence, entitlement, financing, planning, design and construction of all on-site and off-site improvements required for any development.

In addition to termination for breach or mutual agreement of the parties, the Company may terminate the Master Supply Agreement at any time that D.R. Horton and its affiliates beneficially own less than 25% of the voting securities of the Company.

The foregoing summary of the Master Supply Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Master Supply

Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 1.02.   Termination of Material Definitive Agreement.

On June 29, 2017, the Company sent notice to Terra Forma Merger Parent, L.P., a Delaware limited partnership (“Terra Firma Merger Parent”) that, pursuant to the Agreement and Plan of Merger (as amended, the “Terra Firma Merger Agreement”), dated as of April 13, 2017, by and among Terra Firma Merger Parent, Terra Firma Merger Sub, L.P., a Delaware limited partnership and a wholly owned subsidiary of Terra Firma Merger Parent, and the Company, the Company terminated the Terra Firma Merger Agreement in order to enter into the Merger Agreement.  In connection with the termination of the Terra Firma Merger Agreement, the Company paid Terra Firma Merger Parent a termination fee of $20,000,000.

Item 3.03.   Material Modifications to Rights of Security Holders.

Second Amendment to the Tax Benefits Preservation Plan

In connection with the Merger Agreement and the transactions contemplated thereby, the Company and Computershare Trust Company, N.A. (the “Rights Agent”), have entered into Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017 (the “Plan Amendment”), with respect to the Tax Benefits Preservation Plan, dated as of January 5, 2017 (as amended from time to time, the “Plan”) to provide that (i) none of D.R. Horton, Merger Sub or any of their “Affiliates” or “Associates” (as such terms are defined in the Plan), individually or collectively, shall be an “Acquiring Person” (as defined in the Plan) under the Plan solely by reason of the public announcement or disclosure, approval, adoption, execution or delivery of the Merger Agreement, the consummation of the Merger or the consummation of any of the other transactions contemplated by the Merger Agreement (each an “Exempt Event”), (ii) neither a “Stock Acquisition Date” nor a “Distribution Date” (each term as defined in the Plan) shall occur solely as a result of an Exempt Event, (iii) none of D.R. Horton, Merger Sub, or any of their Affiliates or Associates, individually or collectively, shall be deemed the “Beneficial Owner” of or shall be deemed to have “beneficial ownership of” or to “beneficially own” (as such terms are defined in the Plan) any shares of the Company Common Stock solely as a result of an Exempt Event, and (iv) the definition of “Expiration Date” has been amended to mean the earliest of (1) the “Final Expiration Date” (as defined in the Plan), (2) the time at which the “Rights” (as defined in the Plan) are redeemed or exchanged as provided in Section 23 and Section 24 of the Plan, (3) the time at which the Board determines that the Plan is no longer necessary or desirable for the preservation of “Tax Benefits” (as defined in the Plan), (4) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits, once realized, as applicable, may be carried forward, and (5) immediately prior to the effective time of the Merger (but only if the Merger does occur).

The foregoing description of the Plan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 13, 2017, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) with David M. Grimm, the Company’s former Chief Administrative Officer, Executive Vice President, General Counsel and Secretary, pursuant to which, among other items, Mr. Grimm’s employment with the Company terminated effective April 14, 2017 and Mr. Grimm agreed to provide certain post-termination consulting services to the Company on an as-needed basis during the 90-day period following his termination (i.e., through July 12, 2017) or if earlier, through consummation of the transactions contemplated by the Terra Firma Merger Agreement or any other change in control of the Company effected pursuant to a transaction agreement executed not later than July 12, 2017, which would include consummation of the Merger involving D.R. Horton (the “Consulting Period”) in consideration for a monthly consulting fee of $25,000 (pro-rated as applicable for any partial month of service).  On June 29, 2017, the Company and Mr. Grimm agreed to modify the Separation Agreement to provide that the Consulting Period will be extended beyond July 12, 2017 to the date of consummation of the Merger involving D.R. Horton or any earlier date selected by the Company or Mr. Grimm and that, during such extended Consulting Period, the Company will pay Mr. Grimm $500 per hour of service rendered.

Item 8.01.   Other Events.

On June 29, 2017, the Company issued a press release announcing the termination of the Terra Firma Merger Agreement and the entry into the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 29, 2017, the Company and D.R. Horton issued a joint press release announcing the entry into the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits

2.1	Agreement and Plan of Merger, dated as of June 29, 2017, by and among Forestar Group Inc., D.R. Horton, Inc. and Force Merger Sub, Inc.
4.1	Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A.
10.1	Stockholder’s Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc.
10.2	Master Supply Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc.
99.1	Press Release of Forestar, issued June 29, 2017
99.2	Joint Press Release of Forestar and D.R. Horton, Inc., issued June 29, 2017

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton and Forestar believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton and Forestar on the date of this document. Neither D.R. Horton nor Forestar undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Some forward-looking statements discuss D.R. Horton’s and Forestar’s plans, strategies and intentions.  They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.”  In addition, these words may use the positive or negative or other variations of those terms.  Forward-looking statements in this document include, but are not limited to, statements regarding the expected effects on D.R. Horton and Forestar of the proposed Merger, and Master Supply Agreement, the anticipated timing and benefits of the Merger and related transactions, including future financial and operating results, and D.R. Horton’s and Forestar’s plans, objectives, expectations and intentions. Forward-looking statements also include all other statements in this document that are not historical facts.  Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: Forestar’s ability to obtain requisite approval from its stockholders, D.R. Horton’s and Forestar’s ability to satisfy the conditions to closing of the proposed Merger; other risks related to the completion of the proposed Merger and actions related thereto; there may be a material adverse change of Forestar or the business of Forestar may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; legal proceedings may be initiated related to the transaction; changes in federal or state laws or regulation may occur; the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit D.R. Horton’s and Forestar’s ability to access capital and increase their respective costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in D.R. Horton’s ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with Forestar’s and D.R. Horton’s land and lot inventory; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; D.R. Horton’s and Forestar’s ability to execute our growth strategies, acquisitions or investments successfully; the effects of the loss of key personnel; and information technology failures and data security breaches.  Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s and Forestar’s respective annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Additional Information

In connection with the completion of D.R. Horton’s proposed transaction with Forestar, Forestar will file a registration statement with the SEC on Form S-4 that will include a proxy statement/prospectus to be distributed to Forestar stockholders.  Forestar will mail the proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed Merger. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  The registration statement, proxy statement/prospectus and other relevant documents will be available at no cost at the SEC’s website at http://www.sec.gov.  Investors may also obtain Forestar’s SEC filings in connection with the transaction, free of charge, from Forestar’s Web site (www.forestargroup.com) under the link “Investor Relations” and then under the link “Financial and SEC Reporting” and then under the tab “SEC Filings,” or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

D.R. Horton, Forestar and their respective directors and certain of their executive officers may be deemed to be participants in any solicitation in connection with the proposed Merger.  Information regarding D.R. Horton’s directors and executive officers is available in D.R. Horton’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016.  Information regarding Forestar’s directors and executive officers is available in Forestar’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on March 28, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding D.R. Horton and Forestar participants in any proxy solicitation in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Dated: June 29, 2017	By:	/s/ Charles D. Jehl
	Name:	Charles D. Jehl
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 29, 2017, by and among Forestar Group Inc., D.R. Horton, Inc. and Force Merger Sub, Inc.
4.1	Amendment No. 2 to Tax Benefits Preservation Plan, dated as of June 29, 2017, by and between Forestar Group Inc. and Computershare Trust Company, N.A.
10.1	Stockholder’s Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc.
10.2	Master Supply Agreement, dated as of June 29, 2017, by and between Forestar Group Inc. and D.R. Horton, Inc.
99.1	Press Release of Forestar, issued June 29, 2017
99.2	Joint Press Release of Forestar and D.R. Horton, Inc., issued June 29, 2017